TABLE OF CONTENTS 2 Alternative Ways to Pursue Your Investment Strategy 3 Introduction to Leveraged Performance Investments (PLUS SM ) 4 Bull PLUS SM 6 Buffered PLUS SM 8 Bear PLUS SM Summary Morgan Stanley Wealth Management Structured Investments offer investors a range of investment opportunities with varying features, both in terms of structure and underlying asset class exposure, providing clients with the building blocks they need to pursue their specific financial goals. STRUCTURED INVESTMENTS Leveraged Performance Investments: PLUS SM and Jump Securities Investing in PLUS SM or Jump Securities involves risk. See “Selected Risk Considerations.” This material was not prepared by the research departments of Morgan Stanley or Morgan Stanley Wealth Management and it should not be regarded as a research report. 10 Trigger PLUS SM 12 Dual Directional Trigger PLUS SM 14 Introduction to Leveraged Performance Investment Jump Securities 17 Who Should Consider Investing in PLUS SM or Jump Securities? 18 Selected Risk Considerations Free Writing Prospectus Registration Statement Nos. 333 - 250103;333 - 250103 - 01 Dated April 5, 2022 Filed Pursuant To Rule 433

MO R G A N S T A NL E Y | 2 0 2 2 2 STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES Alternative Ways to Pursue Your Investment Strategy The Structured Investments team creates and delivers investments tailored to meet different investment objectives for many types of investors — from those offerings that return par at maturity to those that are more growth - oriented and expose investors to greater market risk. The features of these securities are represented by five basic categories: Market - Linked Deposits (FDIC insured) and Market - Linked Notes, Partial Principal at Risk Securities, Enhanced Yield Investments, Leveraged Performance Investments and Access Investments. Structured Investments can be offered in a variety of forms, such as certificates of deposit, units or warrants, but are most commonly offered as senior unsecured notes with returns linked to the performance of individual or combinations of underlying assets, including equities, commodities, currencies and interest rates. Some of these asset classes may be difficult for individual investors to access through traditional means. These notes, however, expose investors to the credit risk of the issuer (and the guarantor, if applicable) and are not a direct investment in the underlying asset. In this document, references to the credit risk of the issuer include the credit risk of the guarantor, if applicable. In addition to the credit risk of the issuer, investing in Structured Investments involves risks that are not associated with investments in ordinary fixed or floating rate debt securities. Please read and consider the risk factors set forth under “Selected Risk Considerations” as well as the specific risk factors contained in the offering documents for any specific Structured Investment . TACTICAL OFFERINGS Risk - Return Spectrum More Conservative, Lower Risk Level and Lower Potential Return More Aggressive, Higher Risk Level and Higher Potential Return A c c e s s * Enhanced Yield Structured Investments are often linked to a single stock, which increases risk in the underlying asset, but some Enhanced Yield structures can pay par at maturity, which results in lower risk to the principal amount invested. Depending on the features of a particular offering, Enhanced Yield and Leveraged Performance Investments offerings are often equally as aggressive, as compared to Partial Principal at Risk Securities, Market - Linked Deposits and Market - Linked Notes. These strategies are usually for income - oriented investors. Investing in Structured Investments involves risk, including the possibility of a total loss of principal. Investors should read the security’s offering documentation prior to making an investment decision. Enhanced Yield* L e v e r ag e d Performance Investments Bull PLUS SM Buffered PLUS SM Bear PLUS SM Partial Principal at Risk Securities M a r k e t - L i n k e d Notes and Market - Linked Deposits n Enhanced Yield Investments n Leveraged Performance Investments n Partial Principal at Risk Securities n Market - linked Notes and Market - linked Deposits n Access investments Leveraged Performance investments can be used as alternatives to traditional investments that do not have leverage features.

Introduction to Leveraged Performance Investments PLUS SM STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES MO R G A N S T A NL E Y | 2 0 2 2 3 Performance Leveraged Upside Securities SM (PLUS SM ) represent a Leveraged Performance Investments strategy that can be used to achieve specific investment objectives through various risk - reward profiles. Common applications include: Using PLUS SM as an enhanced alternative to traditional investments. PLUS SM offers investors an opportunity to enhance portfolio returns while being exposed to similar downside market risk relative to a direct investment in the underlying asset, provided that the PLUS SM are held to maturity. In exchange for leverage within a range of performance, most PLUS SM returns are subject to a maximum payment at maturity, and all payments on the PLUS SM are subject to the credit risk of the issuer. This leverage feature may provide investors with enhanced returns relative to a direct investment in the underlier. Similar to traditional investments, PLUS SM generally have one - for - one downside exposure. For PLUS SM linked to equities, the performance of the equity underliers are typically calculated on a price - return basis, and therefore the payout on the PLUS SM will not reflect any dividends paid on the underlier that you would receive with a direct investment in the equity. Accordingly, the performance comparisons in this document are based on the price return of the underliers. If a specific PLUS SM is linked to an underlier calculated on a total - return basis, it will be specified Key Features Key Risks Leveraged upside exposure within a range of price performance Risk of loss of principal at maturity and increased loss if not held to maturity 1 1 2 2 3 3 Similar downside market risk to owning an investment directly with one - for - one downside exposure All payments subject to the credit risk of the issuer Most PLUS SM have maturities of approximately 6 to 36 months No interest payments or dividends. Unless specified, PLUS SM linked to equities will be calculated on a price - return basis. Investing in PLUS SM involves risks. See “Selected Risk Considerations.” Asset allocation does not assure a profit or guarantee that you will not suffer a loss in declining financial markets. in the applicable offering document. Using PLUS SM to diversify underlying asset class exposure. To assist in portfolio allocation, Morgan Stanley Wealth Management regularly offers PLUS SM tied to the performance of major benchmark indexes such as the S&P 500® Index, Dow Jones Industrial Average, SM Nasdaq - 100 Index®, MSCI Emerging Markets Index SM and MSCI EAFE Index®, as well as more tactical PLUS SM linked to current market themes and a variety of asset classes. However, PLUS SM are debt securities of the applicable issuer, they do not provide investors with ownership of the underlying assets and all payments on the PLUS SM are subject to the credit risk of that issuer. This material addresses a few of the most common PLUS SM structures (Bull, Buffered and Bear PLUS, SM Trigger PLUS SM and Dual Directional Trigger PLUS SM ). Other variations of PLUS SM are possible, but they are not discussed in this material.

STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES Bull PLUS SM For investors who believe markets will appreciate in the near term, Bull PLUS SM generally pays double or triple the price return of the underlier up to a maximum payment at maturity. In moderately bullish markets, the leverage feature can outperform a direct investment. The leverage factor means fewer dollars may be allocated to an underlying strategy to drive comparable upside returns, subject to the maximum payment at maturity — freeing up assets for other investments. This approach of reducing the overall dollars invested in the underlier may help limit potential overall losses in the investor’s portfolio if the underlier depreciates at maturity, although the full amount of the investor’s principal investment will still be exposed to any declines in the underlier level. U nd e r l i er Loss/ Profit Maximum Payment Bull PLUS SM U nd e r l i er Bull PLUS SM Outperformance Range 1 00 0 _ _ + + Enhanced upside exposure subject to a maximum payment at maturity, full downside risk. Sample Terms Maturity 15 Months Upside leverage 200% Maximum payment at maturity 116% Downside risk 100% This example is for hypothetical purposes only.

Bull PLUS SM Sample Returns at Maturity STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES - 20% +10% +12% +16% Maximum Payment +16% +16% +16% +17% Maximum Payment +16% +20% is 116% +16% - 20% 0% 0% + 2% + 4% + 4% + 8% 1 x D o w n s id e Exposure is 116% 2x Leveraged Upside Exposure + 6% + 1 2% + 8% + 1 6 % Underlier Price Return Bull PLUS SM Return If the underlier depreciates at matrity, the Bull PLUS SM will redeem for a loss equivalent to having owned the underlier outright. * This loss can be significant. If the underlier has appreciated at all at maturity, as long as the appreciation is less than the maximum payment of 16%, the Bull PLUS SM will outperform a direct investment in the underlier.* If the underlier has appreciated by more than 16% at maturity, the Bull PLUS SM will return 16% and underperform a direct investment in the underlier.* This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. * Excluding dividends Similar to traditional investments, you could lose some or all of your initial investment in Bull PLUS SM if the underlier depreciates. Investors can use Bull PLUS SM to complement existing long market exposure. For example, an investor may choose to replace 20% of an allocation in a broad market index with a PLUS SM based on the same index. This strategy enables an investor to enhance overall portfolio performance in moderately bullish markets while being exposed to similar downside market risk, provided that the PLUS SM are held to maturity.

MO R G A N S T A NL E Y | 2 0 2 2 6 STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES Upside leverage 200% Maximum payment at maturity 118% Buffer amount 10% M a t u r i t y 30 Months This example is for hypothetical purposes only. Buffered PLUS SM Investors who are not comfortable retaining full downside exposure may want to consider Buffered PLUS SM . Buffered PLUS SM provides a limited buffer against a loss at maturity and enhanced upside exposure, subject to a maximum return at maturity. In exchange for this buffer against a modest decline at maturity, Buffered PLUS SM tends to have lower maximum payments at maturity or lower upside leverage, as compared to Bull PLUS SM with the same maturity and the same underlier. HOW THE BUFFER FEATURE WORKS If the underlier has declined at maturity, as long as it has not declined by more than the buffer amount (usually 10% to 20% of the underlier’s initial level), the Buffered PLUS SM will redeem for par. However, if the underlier declines by more than the buffer amount, the Buffered PLUS SM will return par minus any decline below the buffer amount. For example, if the buffer amount is set at 10% of the underlier’s initial level and at maturity the underlier has declined by 25%, the Buffered PLUS SM will redeem for a 15% loss (or 85% of the amount initially invested). Sample Terms U nd e r l i er Loss/ Profit Maximum Payment Buffer Bull PLUS SM U nd e r l i er Buffered PLUS SM Outperformance Range 1 00 0 _ _ + + Enhanced upside exposure subject to a maximum payment at maturity, limited buffer against loss at maturity.

STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES Underlier Price Return Buffered PLUS SM Return - 40% Principal Below - 30% - 20% Buffer is Risk - 10% - 10% 0% - 5% Par is paid 0% 0% 0% Buffered PLUS SM Sample Returns at Maturity 2x Leveraged Upside Exposure Maximum Payment is 118% Maximum Payment is 118% +6% +12% + 1 2% + 1 8% +25% +18% +4% +8% + 1 0% + 1 8% +9% +18% + 1 4% + 1 8% +40% +18% If the underlier despreciates by more than 10%, investors lose 1% for every 1% despreciation in excess of 10%. If the underlier declines by 25%, the investor’s loss is 15%; however, the Buffered PLUS SM performance is still 10% better than a direct investment in the underlier.* If the underlier desclines by 10% or less, the Buffered PLUS SM redeems for par and outperforms a direct investment in the underlier.* If the underlier has appreciated at all at maturity, as the appreciation is less than the maximum payment of 18%, the Buffered PLUS SM will outperform a direct investment in the underlier.* If the underlier has appreciated by more than 18% at maturity, the Buffered PLUS SM will return 18% and underperform a direct investment in the underlier.* Buffered PLUS SM can be used by investors who are moderately bullish and wish to complement a long position with a more defensive strategy. This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. * Excluding dividends

MO R G A N S T A NL E Y | 2 0 2 2 8 STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES Maturity 6 Months Downside leverage 200% M a x i m u m p a y m e n t a t m a t u r i t y 1 1 5% Maximum loss at maturity 9 0 % This example is for hypothetical purposes only. Bear PLUS SM Bear PLUS SM is designed to generate positive returns in a declining market. Bear PLUS SM typically pays a return equal to two or three times any market decline, subject to a maximum payment at maturity. If the underlier appreciates at maturity, Bear PLUS SM will redeem for a loss. Traditional “short” strategies may be difficult for individuals to implement and may expose investors to unlimited potential loss. Bear PLUS SM can be an effective way for investors to execute a bear market view or hedge a portfolio . Bear PLUS SM limits investor loss to a percentage of the amount invested, 90% , for example, but never more than the original investment. Having paid for Bear PLUS SM at issuance, an investor is not required to post any collateral that might be required to invest in a traditional short strategy. Sample Term U nd e r l i er Loss/ Profit M a x i m um P a y men t Bull PLUS SM U nd e r l i er Bear PLUS SM Outperformance Range 1 00 0 _ _ + + Leveraged inverse exposure subject to a maximum payment at maturity, with downside risk.

- 5% +10% maximum payment of 15%.* - 8% Maximum Payment +15% If the underlier depreciates at maturity by more than - 10% is 115% +15% 7.5%, the Bear PLUS SM will return no more than 15%.* STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES Bear PLUS SM Sample Returns at Maturity +40% - 40% +90% - 90% 0% 0% Maximum Loss is 90% 2x Leveraged Downside Exposure Maximum Payment is 115% 1x Upside Loss - 4% + 8% - 38% +15% - 2% + 4% - 40% +15% Underlier Price Return Bear PLUS SM Return If the underlier appreciates by more than 90%, the investo’s maximum loss is 90%.* If the underlier appreciates, the investor loses 1% for every 1% of the underlier’s appreciation up to 90%.* If the underlier depreciates, the Bear PLUS SM will return two times the decline, subject to the If the underlier depreciates at maturity by more than 15%, the Bear PLUS SM will underperform a short position in the underlier.* This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. * Excluding dividends

MO R G A N S T A NL E Y | 2 0 2 2 1 0 STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES Maturity 60 Months Upside leverage 200% Maximum Payment at Maturity 130% Trigger level 85% This example is for hypothetical purposes only Trigger PLUS SM Investors who are able to withstand full downside exposure, but seek the repayment of principal in the event of a decline of the underlier up to (or, up to or including, as applicable) a specified level, may want to consider Trigger PLUS SM . Trigger PLUS SM provides for enhanced upside exposure, subject to a maximum return at maturity, and for the repayment of principal, provided that the underlier does not depreciate to (or to or below, as applicable) the specified trigger level at maturity. Trigger PLUS SM tends to have lower maximum payments at maturity as compared to Bull PLUS SM , but may have higher maximum payments at maturity as compared to Buffered PLUS SM with the same maturities and underliers. HOW THE TRIGGER FEATURE WORKS If the underlier has declined at maturity but it has not declined to (or to or below, as applicable) the trigger level (usually 15% to 30% below the underlier’s initial level), Trigger PLUS SM will redeem for par. However, if the underlier has declined to (or to or below, as applicable) the trigger level, Trigger PLUS SM will return par minus the full decline of the underlier from its initial level. For example, if the trigger level is set 25% below the underlier’s initial level and at maturity the underlier has declined by less than (or, less than or equal to, as applicable) 25%, Trigger PLUS SM will redeem for par. However, if the underlier has declined by 25% or more (or, more than 25%, as applicable), for example, 32%, then Trigger PLUS SM will redeem for a 32% loss (or 68% of the amount initially invested). Therefore, the full principal is at risk. Trigger PLUS SM can be used by investors who are moderately bullish and do not anticipate that the underlier will decline to (or to or below, as applicable) the stated trigger level at maturity. Loss/ Profit Maximum Payment at Maturity Bull PLUS SM U nd e r l i er Trigger PLUS SM Outperformance Range 1 00 0 _ _ U nd e r l i e r + + Enhanced upside exposure subject to a maximum payment at maturity, repayment of principal up to a trigger level and full downside risk beyond the trigger level. Sample Term

+15% +30% +20% Maximum Payment +30% +25% is 130% +30% STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES Trigger PLt SM Sample Returns at Maturity 2x Leveraged Upside Exposure - 5 0% 0% 0% + 1 0% + 2 0% + 3 0% + 3 0% + 3 0 % If the underlier depreciates by 15% or more, investors - 40% - 40% lose 1% for every 1% decline of the underlier. If the - 20% - 16% Principal is at Risk - 20% - 16% underlier despreciates by 50%, the investor’s loss is 50%, which is equivalent to a direct investment in - 15% - 15% the underlier.* - 14% 0% If the underlier depreciates by less than 15%, - 5% Par is Paid 0% Trigger PLUS SM redeems for par and outperforms - 5 0% +5% +10% +30% +40% +50% Underlier Price Return Trigger PLUS SM Return a direct investment in the underlier.* If the underlier has appreciated at all at maturity, as long as the appreciation is less than the maximum payment of 30% the Trigger PLUS SM will outperform a direct investment in the underlier.* If the underlier has appreciated by more than 30% at maturity, Trigger PLUS SM will return 30% and underperform a direct investment in the underlier.* Maximum Payment is 130% This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. * Excluding dividends

MO R G A N S T A NL E Y | 2 0 2 2 1 2 This example is for hypothetical purposes only Dual Directional Trigger PLUS SM Investors who are able to withstand full downside exposure, but seek positive returns for a limited amount of negative performance of the underlier, provided that the value of the underlier is greater than (or, greater than or equal to, as applicable) the specified trigger level at maturity, may want to consider Dual Directional Trigger PLUS SM . Dual Directional Trigger PLUS SM provides for enhanced upside exposure, subject to a maximum return at maturity, and the potential to receive unleveraged positive returns for a limited range of negative performance of the underlier, provided that the underlier does not depreciate to (or to or below, as applicable) the specified trigger level at maturity. Dual Directional Trigger PLUS SM tends to have lower maximum payments at maturity as compared to the Bull PLUS SM , the Buffered PLUS SM and Trigger PLUS SM with the same maturities and underliers. HOW THE DUAL DIRECTIONAL TRIGGER FEATURE WORKS If the underlier has declined at maturity, but it has not declined to (or to or below, as applicable) the trigger level (usually 20% to 40% below the underlier’s initial level), Dual Directional Trigger PLUS SM will redeem for par plus a 1% positive return for every 1% decline of the underlier. However, if the underlier has declined to (or to or below, as applicable) the trigger level, Dual Directional Trigger PLUS SM will return par minus the full decline of the underlier from its initial level. U nd e r l i er Loss/ Profit Unleveraged Trigger Zone Dual Directional Tigger PLUS SM Underlier Dual Directional Trigger PLUS SM Outperformance Range Maximum Payment at Maturity 1 00 0 _ _ + + Enhanced upside exposure subject to a maximum return at maturity, unleveraged positive returns for a limited range of negative performance of the underlier up to a trigger level and full downside risk beyond the trigger level. Enhanced upside exposure subject to a maximum payment at maturity, repayment of principal up to a trigger level and full downside risk beyond the trigger level. Sample Term Maturity 36 Months Upside leverage 125% Maximum Payment at Maturity 150% Trigger level 70% STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES

+32% +40% +40% Maximum Payment +50% +45% is 150% +50% Dual Directional Trigger PLUS SM Sample Returns at Maturity Principal is at Risk Par is paid 1.25x Leveraged Upside Exposure Maximum Payment is 150% Absolute Return - 2 9% + 2 9% - 1 0% + 1 0% 0% 0% If the underlier depreciates by 30% or more, investors lose 1% for every 1% decline of the underlier. if the underlier despreciates by 70%, the - 40% - 40% investor’s loss is 70%, which is equivalent to a direct - 30% - 3 0 % investment in the underlier.* - 70% - 70% - 50% - 50% +12% +15% +60% +50% +4% +5% +50% +50% +70% +50% Underlier Price Return Dual Directional Trigger PLUS SM Return If the underlier depreciates by less than 30% the Dual Directional Trigger PLUS SM redeems for par plus a 1% positive return for every 1% decline, and outperforms a direct investment i the underlier.* If the underlier has appreciated at all at maturity, as long as the appreciation is less than the maximum payment of 50%, the Dual Directional Trigger PLUS SM will outperfrom a direct investment in the underlier.* If the underlier has appreciated by more than 50% at maturity, the Dual Directional Trigger PLUS SM will return 50% and underperform a direct investment in the underlier.* For example, if the trigger level is set 25% below the underlier’s initial level and at maturity the underlier has declined by 20%, the Dual Directional Trigger PLUS SM will redeem for a gain of 20% (or 120% of the amount initially invested). However, if the underlier has declined by 25% or more (or, more than 25%, as applicable), for example, 32%, then the Dual Directional Trigger PLUS SM will redeem for a 32% loss (or 68% of the amount initially invested). Dual Directional Trigger PLUS SM can be used by investors to enhance returns and potentially outperform the underlier in moderately bullish scenarios and moderately bearish scenarios, provided that the underlier does not decline by more than (or, more than or equal to, as applicable) the stated trigger level at maturity. STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. * Excluding dividends

MO R G A N S T A NL E Y | 2 0 2 2 14 Introduction to Leveraged Performance Investments Jump Securities STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES Key Features Key Risks Provides a fixed return if the underlier appreciates at maturity Risk of loss of principal at maturity and increased loss if not held until maturity Jump Securities represent a Leveraged Performance Strategy Investment that can be used to achieve specific investment objectives through various risk - reward profiles. Common applications include: Using Jump Securities as an enhanced alternative to traditional investments. Jump Securities offer investors an opportunity to enhance portfolio returns while being exposed to similar downside market risk relative to a direct investment in the underlying asset, provided that the Jump Securities are held to maturity. In exchange for a fixed return if the underlying asset has appreciated, most Jump Securities returns are subject to a fixed, limited upside return, and all 1 payments on the Jump Securities are subject to the credit risk of the issuer. This fixed payment feature may provide investors with enhanced returns relative within a certain range of performance. 2 to a direct investment in the underlier Similar to traditional investments, Jump Securities generally have one - for - one downside exposure. For Jump Securities linked to equities, the performance of the on a price - return basis, and therefore the 3 equity underliers are typically calculated payout on the Jump Securities will not reflect any dividends paid on the underlier that you would receive with a direct investment in the equity. Accordingly, the performance comparisons in this document are based on the price return of the underliers. If specific Jump Securities are linked to an underlier calculated on a total - return basis, it will be specified in 1 2 3 Similar downside market risk to owning an investment directly with one - for - one downside exposure All payments subject to the credit risk of the issuer Most Jump Securities have maturities of 15 to 60 months No interest payments or dividends the applicable offering document. Using Jump Securities to diversify underlying asset class exposure. To assist in portfolio allocation, Morgan Stanley Wealth Management regularly offers Jump Securities tied to the performance of major benchmark indexes such as the S&P 500® Index, Dow Jones Industrial Average, SM The EURO STOXX 50® Index, MSCI Emerging Markets Index SM and MSCI EAFE Index®, as well as more tactical Jump Securities linked to current market themes and a variety of asset classes. However, Jump Securities are debt securities of the applicable issuer, they do not provide investors with ownership of the underlying assets and all payments on the Jump Securities are subject to the credit risk of that issuer. This material addresses the most common Jump Securities structure. Other variations of Jump Securities are possible (i.e., inclusion of a trigger feature or a dual directional trigger feature as discussed in the PLUS SM section), but they are not discussed in detail in this section of the material.

MO R G A N S T A NL E Y | 2 0 2 2 15 Potential fixed return 13% This example is for hypothetical purposes only Loss/ Profit Maximum Fixed P a y men t Jump Securities U nd e r l i er Jump outperformance Range 100 0 _ _ U nd e r l i e r + + Enhanced upside exposure subject to a fixed return at maturity; full downside risk. Jump Securities Investors who are able to withstand full downside exposure, but seek a fixed positive return if the underlier appreciates (or remains unchanged or appreciates, as applicable), may want to consider Jump Securities. Jump Securities provide for enhanced upside exposure, subject to a fixed return at maturity, provided that the underlier does not depreciate at maturity. Jump Securities tend to have lower maximum payments at maturity as compared to the Bull PLUS SM with the same maturities and underliers. HOW THE JUMP FEATURE WORKS If the underlier has appreciated (or remained unchanged or appreciated, as applicable) at maturity, the Jump Securities will redeem for par plus a fixed return. For example, if the underlier has appreciated by any amount, e.g., 5%, at maturity, the Jump Securities will return par plus a fixed amount of 13%. However, if the underlier has appreciated by more than 13%, in this example, e.g., 25%, the Jump Securities will return par plus the fixed amount of 13% and will underperform a direct investment. However, at maturity, if the underlier has declined below its initial level, the Jump Securities will return par minus the full decline of the underlier from its initial level. For example, if the underlier has depreciated by 30%, the Jump Securities will redeem for a 30% loss (or 70% of the amount initially invested). Jump Securities can be used by investors who are moderately bullish, but do not anticipate that the underlier will appreciate (or remain unchanged or appreciate, as applicable) by more than the stated fixed return amount. Sample Term Maturity 24 Months STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES

Par + the Upside Payment of 13% Maximum Payment is 113% Par is paid If the underlier depreciates, investors lose 1% for - 40% - 40% every 1% decline of the underlier. if the underlier - 20% Principal is at Risk - 20% despreciates by 50%, the investor’s loss is 50%, - 10% - 1% - 10% - 1% which is equivalent to a direct investment in the underlier.* If the underlier has appreciated at maturity, as long as the appreciation is less than the maximum payment of 13%, the the Jump Securities will +13% outperfrom a direct investment in the underlier.* +13% If the underlier has appreciated by more than 13% +13% +13% at maturity, the Jump Securities will return 13% and underperfrom a direct investment in the underlier.* Jump Securities Sample Returns at Maturity - 5 0% - 5 0% 0% 0% +30% +13% +15% +5% +13% +1% +13% +40% Underlier Price Return Jump Securities Return If the underlier is unchanged at maturity, the Jump Securities redeem for par.* STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. * Excluding dividends

Who Should Consider Investing in PLUS SM or Jump Securities? While investors’ risk tolerance and market views vary, PLUS SM or Jump Securities may provide an opportunity to customize the market risk and return profile of a traditional investment portfolio. A market leader in equity, currency, fixed income and commodity markets, Morgan Stanley Wealth Management is well - positioned to deliver innovative solutions to help meet our clients’ specific investment needs. We continue to extend our range of Structured Investments offerings beyond traditional asset classes, and today our product platform includes Structured Investments that cover many segments of the financial markets, giving you the opportunity to diversify underlying asset class exposure. However, all payments on the PLUS SM and Jump Securities are subject to the credit risk of the relevant issuer. Your Financial Advisor can help you determine how PLUS SM or Jump Securities might work best in your portfolio, based on your unique investment goals, time horizon and risk tolerance. For more information on PLUS, SM Jump Securities or other Morgan Stanley Structured Investments offerings, please contact your Financial Advisor. STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES

Selected Risk Considerations An investment in Structured Investments involves risks and the market price of the PLUS SM or Jump Securities may be influenced by many unpredictable factors . These factors can include, but are not limited to: • Changes in the value of the underlying asset at any time • The volatility (frequency and magnitude of changes in value)of the underlying asset • The dividend yield on the underlier • Geopolitical conditions and other events • Changes in the interest and yield rates in the market • Time remaining to maturity • Any actual or anticipated changes in the issuer’s credit ratings or credit spreads The PLUS SM or Jump Securities will not be listed on any securities exchange and secondary trading may be limited . The PLUS SM or Jump Securities will not be listed on any securities exchange and there may be little or no secondary market for the PLUS SM or Jump Securities. The issuer of the PLUS SM or Jump Securities may, but is not obligated to, make a market in the PLUS SM or Jump Securities, and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the PLUS SM or Jump Securities, taking into account its bid/offer spread, the issuer’s credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the PLUS SM or Jump Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS SM or Jump Securities easily. Since other broker - dealers may not participate significantly in the secondary market for the PLUS SM or Jump Securities, the price at which you may be able to trade your PLUS SM or Jump Securities is likely to depend on the price, if any, at which the issuer is willing to transact. If the issuer does not make a market in the PLUS SM or Jump Securities, it is likely that there will not be a secondary market for the PLUS SM or Jump Securities. Accordingly, you should be willing to hold your PLUS SM or Jump Securities to maturity. The PLUS SM or Jump Securities are subject to the credit risk of the issuer, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the PLUS SM or Jump Securities. You are dependent on the issuer’s ability to pay all amounts due on the PLUS SM or Jump Securities at maturity, and, therefore, you are subject to the credit risk of the issuer. If the issuer defaults on its obligations under the PLUS SM or Jump Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the PLUS SM or Jump Securities prior to maturity will be affected by changes in the market’s view of the issuer’s creditworthiness. Any actual or anticipated decline in the issuer’s credit ratings or increase in the credit spreads charged by the market for taking the issuer’s credit risk is likely to adversely affect the market value of the PLUS SM or Jump Securities. The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by the issuer’s secondary market credit spreads and advantageous to us . Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the PLUS SM or Jump Securities in the original issue price reduce the economic terms of the PLUS SM or Jump Securities, cause the estimated value of the PLUS SM or Jump Securities to be less than the original issue price and will adversely affect secondary market prices . Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers may be willing to purchase the PLUS SM or Jump Securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging - related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect the issuer’s secondary market credit spreads and the bid - offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors . The inclusion of the costs of issuing, selling, structuring and hedging the PLUS SM or Jump Securities in the original issue price and the lower rate the issuer is willing to pay as the issuer make the economic terms of the PLUS SM or Jump Securities less favorable to you than they otherwise would be . However, because the costs associated with issuing, selling, structuring and hedging the PLUS SM or Jump Securities are not fully deducted upon issuance, for a period following the issue date, to the extent that the agent may buy or sell the PLUS SM or Jump Securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to the issuer’s secondary market credit spreads, it would do so based on values higher than the estimated value, and the issuer expects that those higher values will also be reflected in your brokerage account statements. In addition, the costs included in the original issue price of a structured investment will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to the offering . The estimated value of the PLUS SM or Jump Securities is determined by reference to the issuer’s pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price . These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market - standard way to value these types of securities, the issuer’s models may yield a higher estimated value of the PLUS SM or Jump Securities than those generated by others, including other dealers in the market, if they attempted to value the PLUS SM or Jump Securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including the issuer’s affiliate, would be willing to purchase your PLUS SM or Jump Securities in the secondary market (if any exists) at any time. The value of your PLUS SM or Jump Securities at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including the issuer’s creditworthiness and changes in market conditions. See also “An investment in Structured Investments involves risks and the market price of the PLUS SM or Jump Securities may be influenced by many unpredictable factors” above. Investing in the PLUS SM or Jump Securities is not equivalent to investing in the underlying asset . Investing in the PLUS SM or Jump Securities is not equivalent to investing in the underlying asset . As an investor in the PLUS SM or Jump Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying asset . Governmental regulatory actions, such as sanctions, could adversely affect your investment in the PLUS SM or Jump Securities . Governmental regulatory actions, including, without limitation, sanctions - related actions by the U . S . or a foreign government, could prohibit or otherwise restrict persons from holding particular PLUS SM or Jump Securities or the underlying asset, or engaging in transactions in them, and any such action could adversely affect the value of the underlying asset . These regulatory actions could result in restrictions on particular PLUS SM or Jump Securities and could result in the loss of a significant portion or all of your initial investment in such PLUS SM or Jump Securities, including if you are forced to divest such PLUS SM or Jump Securities due to the government mandates, especially if such divestment must be made at a time when the value of such PLUS SM or Jump Securities has declined . MO R G A N S T A NL E Y | 2 0 2 2 1 8 STRUCTURED INVESTMENTS LEVERAGED PERFORMANCE INVESTMENTS: PLUS SM AND JUMP SECURITIES

Risk Considerations Applicable to PLUS SM Generally, PLUS SM do not pay interest or guarantee return of principal . The terms of the PLUS SM differ from those of ordinary debt securities in that the issuer does not guarantee to pay you the principal amount of the PLUS SM at maturity and generally do not pay you interest on the PLUS SM . Instead, at maturity you will receive for each PLUS SM that you hold an amount in cash based on the final value of the underlying asset . If the final value of the underlying asset is less than its initial value, in the case of bull market PLUS, SM or is greater than its initial value, in the case of bear market PLUS, SM you will lose some or all of your investment . Your appreciation potential is limited. Risk Considerations Applicable to Jump Securities Generally, Jump Securities do not pay interest or guarantee return of principal . The terms of the Jump Securities differ from those of ordinary debt securities in that issuer does not guarantee to pay you the principal amount of the Jump Securities at maturity and generally do not pay you interest on the Jump Securities . Instead, at maturity you will receive for each Jump Security that you hold an amount in cash based on the final value of the underlying asset . If the final value of the underlying asset is less than its initial value, you will receive an amount in cash that is less than the stated principal amount of each Jump Security by an amount proportionate to the decline in the closing value of the underlying asset, and you will lose money on your investment . Your appreciation potential is limited. The appreciation potential of the Jump Securities is generally limited by the maximum payment at maturity . You will not benefit from any significant appreciation of the underlier . Important Information and Qualifications This material was prepared by sales, trading or other nonresearched personnel of Morgan Stanley Smith Barney LLC (together with its affiliates, “Morgan Stanley Wealth Management”) . This material was not produced by a Morgan Stanley & Co . LLC (“Morgan Stanley & Co . ”) or Morgan Stanley Wealth Management research analyst, although it may refer to a Morgan Stanley & Co . or Morgan Stanley Wealth Management research analyst or report . Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the aforementioned research departments or others in the firms . An investment in structured investments may not be appropriate for all investors . These investments involve substantial risks . The appropriateness of a particular investment or strategy will depend on an investor’s individual circumstances and objectives . This material does not provide individually tailored investment advice nor does it offer tax, regulatory, accounting or legal advice . We remind investors that these investments are subject to market risk and will fluctuate in value . The investments discussed or recommended in this communication may not be appropriate for investors depending upon their specific investment objectives and financial position . No representation or warranty is made that any returns indicated will be achieved . Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein . The information and analyses contained herein are not intended as tax, legal or investment advice and may not be appropriate for your specific circumstances . Hypothetical performance results have inherent limitations . There are frequently sharp differences between hypothetical and actual performance results subsequently achieved by any particular trading strategy . Hypothetical performance results do not represent actual trading and are generally designed with the benefit of hindsight . They cannot account for all factors associated with risk, including the impact of financial risk in actual trading or the ability to withstand losses or to adhere to a particular trading strategy in the face of trading losses . There are numerous other factors related to the markets in general or to the implementation of any specific trading strategy that cannot be fully accounted for in the preparation of hypothetical performance results and all of which can adversely affect actual trading results . These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. 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International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private UK investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for “wholesale clients” within the meaning of the Australian Corporations Act. Third - party data providers make no warranties or representations of any kind relating to the accuracy, completeness or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data. Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward - looking statements . Although Morgan Stanley Wealth Management believes that the expectations in such forward - looking statements are reasonable, it can give no assurance that any forward - looking statements will prove to be correct . Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected . These forward - looking statements speak only as of the date of this communication . Morgan Stanley Wealth Management expressly disclaims any obligation or undertaking to update or revise any forward - looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based . This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U . S . federal tax laws . Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction . Each relevant issuer has separately filed a registration statement (including a prospectus), and will file a pricing supplement, with the SEC for any offering to which this communication relates . Before you invest in any offering, you should read the prospectus in that registration statement, the applicable pricing supplement and other documents such issuer has filed with the SEC for more complete information about that issuer and that offering . You may get these documents free of charge by visiting EDGAR on the SEC website at www . sec . gov . Alternatively, the relevant issuer, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling toll - free 1 - (800) - 584 - 6837 . The trademarks and service marks contained herein are the property of their respective owners . Additional information on recommended securities discussed herein is available on request . This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley . Bull PLUS SM / Buffered PLUS SM / Trigger PLUS SM / Dual Directional Trigger PLUS SM Investments and services offered through Morgan Stanley Smith Barney LLC . Member SIPC . © 2022 Morgan Stanley Smith Barney LLC. Member SIPC. CRC 4117473 01/22 CS 287378 - 2162224 03/22